Exhibit 99.1

  Pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D-G of the General
Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

                           TPG PARTNERS, L.P.,
                           a Delaware limited partnership

                             By:  TPG GenPar, L.P.,
                                  a Delaware limited partnership,
                                               General Partner

                                   By:  TPG Advisors, Inc.,
                                        a Delaware corporation,
                                  General Partner


                                               By:  /s/ James J. O'Brien
                                            James J. O'Brien,
                                            Vice President



                           TPG PARALLEL I, L.P.,
                           a Delaware limited partnership

                             By:  TPG GenPar, L.P.,
                                  a Delaware limited partnership,
                                               General Partner

                                   By:  TPG Advisors, Inc.,
                                        a Delaware corporation,
                                  General Partner


                                               By:  /s/ James J. O'Brien
                                            James J. O'Brien,
                                            Vice President